EX-99.B-77C

                                   IVY FUNDS

SUB-ITEM 77C:  Submission of matters to a vote of security holders

On June 10, 2003, a special shareholder meeting (the "Meeting") was held at the offices of Waddell & Reed Financial, Inc., 6300 Lamar Avenue, Overland Park, Kansas, 66202, for the following purposes (and with the following results):

Proposal 1: For shareholders of Ivy Bond Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy Bond Fund to, and the assumption of all of the liabilities of the Ivy Bond Fund by, the Waddell & Reed Advisors Bond Fund in exchange for shares of the Waddell & Reed Advisors Bond Fund and the distribution of such shares to the shareholders of the Ivy Bond Fund in complete liquidation of the Ivy Bond Fund.

       For            Against      Abstain
     3,257,281.407   94,762.496  145,628.813

Proposal 2: For shareholders of Ivy Developing Markets Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy Developing Markets Fund to, and the assumption of all of the liabilities of the Ivy Developing Markets Fund by, the Ivy Pacific Opportunities Fund in exchange for shares of the Ivy Pacific Opportunities Fund and the distribution of such shares to the shareholders of the Ivy Developing Markets Fund in complete liquidation of the Ivy Developing Markets Fund.

       For          Against        Abstain
     319,151.208  40,170.660     14,465.961

Proposal 3: For shareholders of Ivy Global Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy Global Fund to, and the assumption of all of the liabilities of the Ivy Global Fund by, the W&R International Growth Fund in exchange for shares of the W&R International Growth Fund and the distribution of such shares to the shareholders of the Ivy Global Fund in complete liquidation of the Ivy Global Fund.

       For          Against        Abstain
     326,001.256  13,725.875     16,896.893

Proposal 4: For shareholders of Ivy Global Science & Technology Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy Global Science & Technology Fund to, and the assumption of all of the liabilities of the Ivy Global Science & Technology Fund by, the W&R Science and Technology Fund in exchange for shares of the W&R Science and Technology Fund and the distribution of such shares to the shareholders of the Ivy Global Science & Technology Fund in complete liquidation of the Ivy Global Science & Technology Fund.

       For          Against        Abstain
     664,589.427  21,798.471     17,157.064

Proposal 5: For shareholders of Ivy Growth Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy Growth Fund to, and the assumption of all of the liabilities of the Ivy Growth Fund by, the Waddell & Reed Advisors Accumulative Fund in exchange for shares of the Waddell & Reed Advisors Accumulative Fund and the distribution of such shares to the shareholders of the Ivy Growth Fund in complete liquidation of the Ivy Growth Fund.

       For            Against      Abstain
     7,377,508.539  400,479.235  388,779.334

Proposal 6: For shareholders of Ivy US Blue Chip Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy US Blue Chip Fund to, and the assumption of all of the liabilities of the Ivy US Blue Chip Fund by, the W&R Core Equity Fund in exchange for shares of the W&R Core Equity Fund and the distribution of such shares to the shareholders of the Ivy US Blue Chip Fund in complete liquidation of the Ivy US Blue Chip Fund.

       For            Against      Abstain
     2,434,023.427   92,702.211  168,961.772

Proposal 7: For shareholders of Ivy US Emerging Growth Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy US Emerging Growth Fund to, and the assumption of all of the liabilities of the Ivy US Emerging Growth Fund by, the W&R Mid Cap Growth Fund in exchange for shares of the W&R Mid Cap Growth Fund and the distribution of such shares to the shareholders of the Ivy US Emerging Growth Fund in complete liquidation of the Ivy US Emerging Growth Fund.

       For            Against      Abstain
     1,085,306.521   28,419.214  43,382.116

Proposal 8: For shareholders of Ivy International Small Companies Fund, to approve an Agreement and Plan of Reorganization providing for the sale of all of the assets of the Ivy International Small Companies Fund to, and the assumption of all of the liabilities of the Ivy International Small Companies Fund by, the W&R International Growth Fund in exchange for shares of the W&R International Growth Fund and the distribution of such shares to the shareholders of the Ivy International Small Companies Fund in complete liquidation of the Ivy International Small Companies Fund. Due to lack of sufficient votes from shareholders of Ivy International Small Companies Fund, the Meeting for these shareholders was adjourned until June 12, 2003. Following is the shareholder vote from that adjourned Meeting:

       For          Against        Abstain
     335,596.194  12,474.405     13,605.144